Preliminary Copy
                                                           ----------------

                              Benjamin Moore & Co.

                          ___________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          ___________________________


     The Annual Meeting of the Shareholders of Benjamin Moore & Co. will be held on Thursday, the 21st day of April, 1994, at 11:00 o'clock in the morning, New Jersey time, at the Woodcliff Lake Hilton, Chestnut Ridge Road and Tice Boulevard, Woodcliff Lake, New Jersey, for the following purposes:

     1. To elect six (6) Class III Directors to hold office for three years, one (1) Class II Director to hold office for two years and one (1) Class I Director to hold office for one year.

     2. To amend the Certificate of Incorporation of the Company so as to increase the number of authorized shares to 40,500,000 shares, consisting of 40,000,000 shares of Common Stock, par value Ten Dollars ($10) per share and 500,000 shares of Preferred Stock, par value Ten Dollars ($10) per share, as recommended by the Board of Directors.

     3. To amend the Bylaws of the Company relating to committees and to ratify committee actions.

     4. To transact such other business as may properly be brought before the meeting, or any adjournment thereof.

     In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on March 1, 1994, as the record date for the meeting. Accordingly, only shareholders of record at the close of business on March 1, 1994, will be entitled to notice of and to vote at the meeting.

     Whether or not you expect to be personally present at the meeting, please complete, date, sign and return the enclosed proxy in the envelope which is provided.

     If you attend, we invite you to stay for lunch after the meeting. In order that we may plan for lunch, we request you to please complete and return the enclosed card together with the proxy.


Montvale, New Jersey
March 22, 1994

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                John T. Rafferty
                                                     Secretary

                                PROXY STATEMENT



General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Benjamin Moore & Co., a New Jersey corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held on the 21st day of April, 1994, at 11:00 o'clock in the morning, New Jersey time, or at any adjournment or adjournments thereof. Only shareholders of record at the close of business on March 1, 1994 (the "Record Date") will be entitled to notice of and to vote at the Meeting.

     The principal executive offices of the Company are located at 51 Chestnut Ridge Road, Montvale, New Jersey 07645. This Proxy Statement and the related Notice of Annual Meeting of Shareholders and proxy were first sent or given to shareholders on or about March 22, 1994.

     The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1993, including financial statements, accompanies this Proxy Statement and the related Notice of Annual Meeting of Shareholders and proxy.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees (none of whom will receive any compensation therefor in addition to their regular compensation) to solicit proxies, personally or by telephone. Arrangements may also be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward the proxy materials to the beneficial owners, and the Company may reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in connection therewith. At the 1993 Annual Meeting of Shareholders, more than 92% of the outstanding shares were represented at the meeting in person or by proxy.

Outstanding Shares

     As of the close of business on March 1, 1994, there were 9,640,468 shares of Common Stock, par value $10 per share, outstanding. Each share of Common Stock is entitled to one vote on all matters with respect to which holders thereof are entitled to vote, as set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The form of proxy provides space for a shareholder to withhold authority to vote for any or all nominees for the Board of Directors or to abstain from voting on the amendment of the Certificate of Incorporation or the amendment of the Bylaws if the shareholder chooses to do so. The election of Directors requires a plurality of the votes cast and approval of the amendment of the Certificate of Incorporation and approval of the amendment of the Bylaws relating to committees and ratification of committee actions each requires for adoption the affirmative vote of 66 2/3% of the outstanding shares of Common Stock of the Company entitled to vote thereon. For purposes of determining the number of votes cast, only those cast "FOR" or "AGAINST" are included. A proxy will be voted in favor of the proposals to amend the Certificate of

Incorporation and Bylaws unless the proxies are otherwise instructed. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. Abstentions and broker non-votes will have the effect of a vote against the proposals to amend the Certificate of Incorporation and Bylaws. Votes on each of the above matters will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the Meeting and the validity of proxies and ballots, count all votes and report the results to the Company.


Proxy Procedure

     A properly completed, signed and dated proxy which is received prior to the Meeting will be voted in the manner specified therein. If authority to vote for one or more of the nominees for election as Director has not been withheld on the proxy in accordance with the instructions set forth thereon, the proxy will be voted for the election of all such nominees; if authority to vote for one or more of such nominees has been so withheld, the proxy will only be voted for the election of the balance of such nominees. The proxy will be voted for not more than eight (8) Directors.

     At the date of this Proxy Statement, the Board of Directors does not know of any matters to be brought before the Meeting which are not set forth in the accompanying Notice of Annual Meeting of Shareholders. A proxy in the accompanying form will confer discretionary authority with respect to any such other matter. If any such other matter or matters are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

     A shareholder may revoke his or her proxy by giving written notice of revocation to the Secretary of the Company before the proxy is voted at the Meeting, by executing and delivering a later dated proxy, or by attending the Meeting and voting his or her shares in person.

                             PRINCIPAL SHAREHOLDERS

     Set forth below is certain information, as of March 1, 1994 (or in the case of interests under the Company's Employees' Stock Ownership Benefit Plan the most recent allocation date), with respect to each person who, to the knowledge of the Company, may be deemed to own beneficially (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission) more than five percent of the Company's Common Stock. In reviewing the following table, it should be noted that as set forth in the notes thereto, a substantial number of the shares are held in trusts, the trustees of which are more than one of the persons named below; accordingly, the number of shares set forth opposite the name of each such person (and the corresponding percentage ownership represented thereby) refers, in several instances, to the same shares.


                                                 Shares Owned    Approximate
                                                 Beneficially   Percentage of
                                                     as of       Outstanding
          Name and Address                       March 1, 1994     Shares
          ----------------                       -------------     ------

          Benjamin M. Belcher, Jr.               1,313,240 (1)     13.6
          51 Chestnut Ridge Road,
          Montvale, New Jersey 07645

          John C. Moore                          1,359,318 (2)     14.1
          51 Chestnut Ridge Road
          Montvale, New Jersey 07645

          Richard Roob                           1,168,039 (3)     12.1
          51 Chestnut Ridge Road
          Montvale, New Jersey  07645

          Maurice C. Workman                       510,938 (4)      5.3
          51 Chestnut Ridge Road
          Montvale, New Jersey  07645

          Benjamin Moore & Co. Employees' Stock    502,784 (5)      5.2
          Ownership Benefit Plan Trust
          51 Chestnut Ridge Road
          Montvale, New Jersey 07645

(1) Includes 688,198 shares held by trusts of which Mr. Belcher, Jr. is co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding a total of 59,200 of such shares--individuals having no affiliation with the Company; (b) trusts holding 24,000 of such shares--Mr. Vail; (c) trusts holding 596,998 of such shares--Mr. Roob and Mr. Moore; and (d) a trust holding 8,000 of such shares--Mrs. Wardell. In each case, the co-trustees are empowered to make all decisions in respect
     of the shares, including the voting and disposition thereof.   Also, Mr.
     Belcher, Jr. is one of three trustees of the Company's Employees' Stock Ownership Benefit Plan (described hereafter) which owns 502,784 shares. Mr. Belcher, Jr. has an interest under the Plan in 1,848 shares. The other trustees are Mr. Maurice C. Workman and Mr. Richard Roob, each of whom is a Director of the Company. Mr. Belcher Jr.'s wife owns 724 shares which are not counted above, and in which he disclaims any beneficial interest.

(2) Includes 1,340,978 shares held by trusts of which Mr. Moore is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding 596,998 of such shares--Mr. Roob and Mr. Belcher, Jr.; (b) trust holding 346,608 of such shares--brothers of Mr. Moore who are not named above, Mr. Moore's niece and Mr. John C. Moore, Jr., Mr. Moore's son who is a nominee for election as a Director; and (c) trusts holding 397,372 of such shares--an attorney having no affiliation with the Company. In each case, the co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Mr. Moore is a second cousin of Mr. Belcher, Jr. Mr. Moore's wife owns 4,950 shares which are not counted above, and in which he disclaims any beneficial interest.

(3) Includes 626,757 shares held by trusts of which Mr. Roob is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding 596,998 of such shares--Mr. Moore and Mr. Belcher, Jr.; (b) a trust holding 19,200 of such shares--Mrs. Wardell and Mr. Vail; and (c) a trust holding 10,559 of such shares -- an individual having no affiliation with the Company and a retiree of the Company. Mr. Roob also is sole trustee of a trust holding 6,852 of such shares. In each case, the trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also, Mr. Roob is one of three trustees of the Company's Employees' Stock Ownership Benefit Plan (described hereafter) which owns 502,784 shares. Mr. Roob has an interest under the Plan in 2,541 shares. The other trustees are Mr. Benjamin M. Belcher, Jr. and Mr. Maurice C. Workman, each of whom is a Director of the Company.
     Mr. Roob's wife owns 7,800 shares and each of his two daughters owns 200 shares, which are not counted above, and in which he disclaims any beneficial interest.

(4) Mr. Workman is one of three trustees of the Company's Employees' Stock Ownership Benefit Plan (described hereafter) which owns 502,784 shares of
     which Mr. Workman has an interest under the Plan in 3,469 shares.   The
     other trustees are Mr. Benjamin M. Belcher, Jr. and Mr. Richard Roob, each of whom is a Director of the Company. Mr. Workman's wife owns 2,085 shares which are not counted above, and in which he disclaims any beneficial interest.

(5) The Company's Employees' Stock Ownership Benefit Plan (described hereafter) owns these shares and the three trustees are Mr. Benjamin M. Belcher, Jr., Mr. Richard Roob and Mr. Maurice C. Workman, each of whom is a Director of the Company.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes. Each year the Directors in one class are elected to serve terms of three years.

     The Board of Directors has nominated Ward C. Belcher, Ralph W. Lettieri, Lee C. McAlister, Richard Roob and Maurice C. Workman, all of whom were previously elected by the shareholders and are currently Directors of the Company, for election as Class III Directors at the 1994 Annual Meeting of Shareholders. In addition, the Board of Directors has nominated John C. Moore, Jr., the son of John C. Moore who currently is a Director and who will retire as a Director at the 1994 Annual Meeting of Shareholders, for election as a Class III Director at the 1994 Annual Meeting. These nominees for election as Class III Directors, if elected, will each hold office for a three-year term until the 1997 Annual Meeting of Shareholders and until a successor has been duly elected and qualified.

     The Board of Directors has also nominated Frank W. Burr and Gerald W. Moore for election as Class II and Class I Directors, respectively. Mr. Frank
W. Burr, if elected, will hold office for a two-year term until the 1996 Annual Meeting of Shareholders and until his successor has been duly elected and qualified and Mr. Gerald W. Moore, if elected, will hold office for a one-year term until the 1995 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

     The persons named as proxies in the accompanying form of proxy have advised the Company that, unless otherwise instructed, they intend to vote the shares covered by duly executed proxies for the election of Ward C. Belcher, Ralph W. Lettieri, Lee C. McAlister, Richard Roob, Maurice C. Workman, John C. Moore, Jr., Frank W. Burr and Gerald W. Moore. All of the nominees have agreed to serve if elected. Should any such person become unable or unavailable for election as a Director, an event which the Board of Directors does not anticipate, the individuals appointed as proxies reserve the right to vote such shares for the election of such substitute nominee(s) as the Board of Directors may propose.

     The following table sets forth certain information with respect to the six
(6) nominees for election as Class III Directors to hold office for three years, the one (1) nominee for election as a Class II Director to hold office for two years and the one (1) nominee for election as a Class I Director to hold office for a term of one year, and with respect to each Director whose term of office will continue after the Meeting. See also "Ownership of Securities by Nominees and Directors", below.

                             Nominees For Election
                                                            Year Term  Served as
                                                            of Office a Director
Name                Age  Principal Occupation               Will Expire  Since
- ----                ---  --------------------               -----------  -----

Class III Directors

Ward C. Belcher     47   Vice President-Operations of the          1997    1988
                         Company since 1989 (1)

Ralph W. Lettieri   74   Consultant to the Company since 1988;     1997    1967
                         Executive Vice President of the Company
                         from 1977 until retirement in 1988

Lee C. McAlister    72   Consultant to the Company since 1982      1997    1967

John C. Moore, Jr.  49   Employed by Electronic Data Systems (EDS) 1997     -
                         Consulting Business Unit which consults
                         on the use of information technology for the operational needs of business, since 1989

Richard Roob*+      61   Chairman of the Board of Directors        1997    1979
                         of the Company since 1984

Maurice C. Workman*+ 65  President of the Company since 1970       1997    1963

Class II Director

Frank W. Burr       57   Executive Vice President of Alliance      1996      -
                         Capital Management, L.P., an investment
                         management company, which is affiliated
                         with Equitable Life Insurance Company,
                         from 1989 until retirement in 1993; since retirement has been an advisor to pension funds and a private investor

Class I Director

Gerald W. Moore     61   Private investor from 1989 to the present. 1995     -
                         Formerly Associate Editor of Equipment
                         Distribution magazine


                        Directors Whose Terms of Office
                        Will Continue After the Meeting

Class II Directors

Charles H.
  Bergmann*+#       79   President, Palmer Display                 1996    1984
                         Associates  since 1962 (2)

Sara B. Wardell #   51   Managing Director, Scoville Memorial      1996    1987
                         Library, Salisbury, CT, from 1978 to
                         1993 and since then has been a library
                         consultant (1)

Joseph Sobie        59   President of Benjamin Moore & Co.,        1996    1987
                         Limited since 1982


Charles C. Vail     50   Vice President-Human Resources            1996    1986
                         of the Company since 1988

Ward B. Wack +      62   Consultant to the Company since 1978 (1)  1996    1975



Class I Directors

Benjamin M. Belcher,
  Jr.*              59   Executive Vice President of the           1995    1975
                         Company since 1991; Vice
                         President-Planning and Secretary
                         of the Company from  1983 to 1991 (1)

Yvan Dupuy          42   Vice President-Sales and Marketing        1995    1990
                         of the Company since 1988

William J. Fritz*   63   Vice President-Finance and Treasurer of   1995    1980
                         the Company since 1985

Michael C. Quaid +# 67   Consultant to the Company since 1991;     1995    1973
                         Executive Vice President
                         of the Company from 1988 until
                         retirement in 1991
______________

   * Member of the Executive and Finance Committee.
   + Member of the Audit Committee.
   # Member of the Stock Option Plan Committee.

(1) Messrs. B. M. Belcher, Jr. and W. C. Belcher are brothers, Mrs. Wardell is their sister and Mr. Wack is their first cousin.

(2) Palmer Display Associates, which manufactures and produces advertising and promotional displays, became a division of Graphic Communications, Inc. in November 1993.

Ownership of Securities by Nominees and Directors

     Set forth below is certain information, as of March 1, 1994 (or in the case of interests under the Company's Employees' Stock Ownership Benefit Plan the most recent allocation date), with respect to the shares of Common Stock of the Company, and with respect to the Common Shares of its Canadian subsidiary, which may be deemed to be beneficially owned (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission), by each nominee for election as a Director of the Company, by each of its Directors, by each of the executive officers named in the Summary Compensation Table appearing below and by its Directors and officers as a group. In reviewing the following table, it should be noted that as set forth in the notes thereto, a substantial number of the shares are held in trusts, the trustees of which are more than one of the persons named below; accordingly, the number of shares set forth opposite the names of each such person (and the corresponding percentage ownership presented below) refers, in several instances, to the same shares.

                                                        Shares of
                          Shares of     Approximate     Canadian   Approximate
                          Company      Percentage of   Subsidiary  Percentage of
                          Owned as of   Outstanding    Owned as of  Outstanding
Name                        3/1/94        Shares         3/1/94       Shares
- ----                        ------        ------         ------       ------

Benjamin M. Belcher, Jr.       (1)         (1)          8,270 (15)     .6

Ward C. Belcher          236,945 (2)       2.5          5,490 (16)     *

Charles H. Bergmann       84,145 (3)        .9

Frank W. Burr

Yvan Dupuy                 5,595 (4)        *           1,000          *

William J. Fritz          14,385 (5)        *

Ralph W. Lettieri         13,950 (6)        *

Lee C. McAlister          25,000 (7)        *             900          *

Gerald W. Moore           84,240 (8)        .9

John C. Moore                 (1)          (1)          4,800 (17)     *

John C. Moore, Jr.       346,958 (9)       3.6

Sara B. Wardell          231,708 (10)      2.4          3,060          *

Michael C. Quaid          20,000 (11)       *           1,800          *

Richard Roob                  (1)          (1)          7,200 (18)     .6

Joseph Sobie                 200           *           34,465 (19)    2.7

Charles C. Vail          113,741 (12)      1.2

Ward B. Wack             250,226 (13)      2.6          6,700          .5

Maurice C. Workman            (1)          (1)          1,000          *

Directors and Officers 3,025,369 (14)     31.4         65,085 (14)    5.1
as a group (18 persons,
including the above)
_________

* Represents .4% or less of the outstanding shares of Common Stock of the Company or its Canadian subsidiary.

(1) Reference is made to the information set forth under the caption "Principal Shareholders" above, and to the table and the notes thereunder.
(2) Mrs. Belcher owns 3,920 shares of the Company's Common Stock of which 2,196 shares are held as Custodian under the Uniform Gifts to Minors Act. Mr. Belcher disclaims any beneficial interest in such shares which are not included above. Includes 36,624 shares of the Company's Common Stock held by trusts of which Mr. Belcher is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares. Also includes 1,200 shares in which Mr. Belcher has an interest under the Company's Employees' Stock Ownership Benefit Plan. In addition, Mr. Belcher is Custodian of 28,803 of such shares held under the Uniform Gifts to Minors Act.
(3) Mrs. Bergmann owns 13,081 shares of the Company's Common Stock. Mr. Bergmann disclaims any beneficial interest in such shares.
(4) Includes 855 shares in which Mr. Dupuy has an interest under the Company's Employees' Stock Ownership Benefit Plan.
(5) Includes 1,885 shares in which Mr. Fritz has an interest under the Company's Employees' Stock Ownership Benefit Plan.
(6) Mrs. Lettieri owns 9,050 shares of the Company's Common Stock. Mr. Lettieri disclaims any beneficial interest in such shares.
(7) Mrs. McAlister owns 2,000 shares of the Company's Common Stock. Mr. McAlister disclaims any beneficial interest in such shares.
(8) Held by two trusts of which Mr. Gerald W. Moore is a co-trustee. The other co-trustees are: (a) a trust holding 49,416 of such shares a brother of Mr. Gerald W. Moore and (b) a trust holding 34,824 of such shares a bank. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
(9) Includes 346,608 shares held by a trust of which Mr. John C. Moore, Jr. is a co-trustee with his father, two uncles and cousin. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
(10) Includes 51,200 shares held by trusts of which Mrs. Wardell is a co-trustee. The other co-trustees of said trusts are as follows: (a) trust holding 19,200 of such shares--Mr. Roob and Mr. Vail; (b) trust holding 24,000 of such shares--Mr. Vail; and (c) trust holding 8,000 of such shares--Mr. Belcher, Jr. In addition, Mrs. Wardell holds 6,126 of such shares as Custodian under the Uniform Gifts to Minors Act. Mrs. Wardell's daughter owns 20,205 shares which are not counted above, and in which she disclaims any beneficial interest.
(11) Mrs. Quaid owns 3,800 shares of the Company's Common Stock. Mr. Quaid disclaims any beneficial interest in such shares.
(12) Mrs. Vail owns 200 shares of the Company's Common Stock. Mr. Vail disclaims any beneficial interest in such shares. Includes 108,800 shares of the Company's Common Stock held by trusts of which Mr. Vail is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding 24,000 of such shares--Mr. Belcher, Jr.; (b) trust holding 19,200 of such shares--Mr. Roob and Mrs. Wardell; (c) trust holding 24,000 of such shares--Mrs. Wardell; (d) trust holding 33,600 of such shares--an attorney having no affiliation with the Company and Mr. Wack; and

     (e) trust holding 8,000 of such shares--an individual having no affiliation with the Company. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition
     thereof.   Also includes 641 shares in which Mr. Vail has an interest under the Company's Employees' Stock Ownership Benefit Plan.
(13) Includes 33,600 shares of the Company's Common Stock held by a trust of which Mr. Wack is a co-trustee. The other co-trustees are an attorney having no affiliation with the Company and Mr. Vail. The co-trustees are empowered to make all decisions in respect of the shares, including the
     voting and disposition thereof.   Mrs. Wack owns 200 shares, in which Mr.
     Wack disclaims any beneficial interest.
(14) Shares which may be deemed to be owned by more than one officer or Director have been counted only once for purposes of the group totals.
(15) Includes 4,800 shares held by a trust of which Mr. Belcher, Jr. is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
(16) Includes 1,230 shares held as custodian for children.
(17) Held by a trust of which Mr. Moore is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
(18) Includes 4,800 shares held by a trust of which Mr. Roob is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
(19) Includes 32,715 shares held by the subsidiary Company's Deferred Profit Sharing Plan, of which Mr. Sobie is a co-trustee. The other trustees are an executive of the subsidiary Company and an attorney who serves as counsel to the subsidiary Company. Mr. Sobie's wife owns 1,750 shares which are not counted above, and in which he disclaims any beneficial interest.

     Shares owned by the nominees themselves shown above and the nominees' and Directors' parents, spouses, adult children, brothers or sisters and their spouses (except those who are Directors of the Company), in which beneficial ownership is disclaimed, total 1,513,523 shares, or 15.7% of the outstanding shares.

Committees of the Board of Directors

     The Company has an Audit Committee, an Executive and Finance Committee and a Stock Option Plan Committee, but does not have a Nominating or a Compensation Committee. The Audit Committee's functions include recommending to the Board of Directors the engagement of the independent public accountants for the Company, reviewing with the independent public accountants the plan and results of the audit engagement, considering the effect of non-audit services upon the independence of the accountants, approving the fees for audit and non-audit services, and reviewing with the independent public accountants the adequacy of the Company's system of internal accounting controls. The Executive and Finance Committee may exercise all powers of the Board of Directors with certain exceptions as required by law, and is responsible for the approval of remuneration arrangements for senior management. The Stock Option Plan Committee administers the Company's Stock Option Plan approved by the shareholders on April 15, 1993 and is responsible for granting options under that Plan.

     During 1993, there were four meetings of the Board of Directors, three meetings of the Audit Committee, five meetings of the Executive and Finance Committee and two meetings of the Stock Option Plan Committee. Each Director of the Company attended at least 75% of the meetings of the Board of Directors and the Committee or Committees of which such person was a member.

                             DIRECTOR COMPENSATION

     In 1993, all Directors who were not employees of the Company were paid an annual fee of $25,000 in consideration of their services as such. The annual fee will be $25,000 for non-employee Directors in 1994.

     Charles H. Bergmann (who is a Director of the Company) was also paid a fee of $5,000 for his services on the Executive and Finance Committee of the Board of Directors during 1993. Such arrangement will continue in effect during 1994.

     Ralph W. Lettieri (who is a Director of the Company) was also paid a fee for consulting services rendered to the Company during 1993 at an annual rate of $40,000. Such arrangement will continue in effect during 1994 and the fee will be at an annual rate of $20,000.

     Lee C. McAlister (who is a Director of the Company) was also paid a fee for consulting services rendered to the Company during 1993 at an annual rate of $20,000. Such arrangement will continue in effect during 1994.

     John C. Moore (who is a Director of the Company) was also paid a fee at an annual rate of $5,000 for his service on the Executive and Finance Committee of the Board of Directors during 1993. Such arrangement will terminate in April 1994, upon Mr. John C. Moore's retirement from the Board of Directors.

      Michael C. Quaid (who is a Director of the Company) was also paid a fee for consulting services rendered to the Company during 1993 at an annual rate of $40,000. Such arrangement will continue in effect in 1994 and the fee will be at an annual rate of $20,000.

     Ward B. Wack (who is a Director of the Company) was also paid a fee of $40,000 for marketing consulting services to the Company during 1993. Such arrangement will continue in effect during 1994 and the fee will be at an annual rate of $20,000.


                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation earned by the Company's Principal Executive Officers and each of the other three most highly compensated executive officers of the Company for each of the last three fiscal years.

                           Summary Compensation Table
                           --------------------------

                                                    Long-Term
                                     Annual       Compensation    All Other
                                 Compensation        Awards      Compensation
                                                   Securities
                                                     Underlying
Name and                                Salary       Options
Principal Position            Year      ($) (1)            (#)       ($) (2)

Richard Roob                  1993      514,850           10,000    11,412
Chairman of the               1992      486,100             -0-     13,664
Board of Directors            1991      470,652             -0-     14,233
Principal Executive Officer

Maurice C. Workman            1993      503,286           10,000    11,412
President                     1992      474,900             -0-     13,664
Principal Executive Officer   1991      459,433             -0-     14,233

Benjamin M. Belcher, Jr.      1993      258,914            8,000    11,412
Executive Vice President      1992      245,000             -0-     13,664
                              1991      218,668             -0-     14,042

William J. Fritz              1993      248,465            8,000    11,412
Vice President - Finance      1992      237,000             -0-     13,664
and Treasurer                 1991      225,000             -0-     14,228

Charles C. Vail               1993      186,200            8,000    10,756
Vice President -              1992      178,000             -0-     12,605
Human Resources               1991      169,000             -0-     13,024
_________

(1) Salary includes amounts deferred pursuant to salary reduction elections made under the Company's Deferred Savings and Investment Plan (a "401(k) Plan") which does not have a Company matching contribution.
(2) Includes imputed interest pursuant to the Internal Revenue Code of 1986 with respect to promissory notes without stated interest delivered in partial payment for the purchase of Common Stock under the Employees' Stock Purchase Plan. See caption "Compensation Committee Interlocks and Insider Participation" below. Also includes the fair market value of shares allocated under the Employees' Stock Ownership Benefit Plan.

Revised Retirement Income Plan and Excess Benefit Plan

     The following table shows, as of December 31, 1993, estimated annual benefits payable upon retirement at age 65 under the Company's Revised Retirement Income Plan (the "Retirement Plan") assuming that an employee would be entitled to receive benefits under the Retirement Plan provisions which would yield the largest benefit.

                               Pension Plan Table
                               ------------------

                                     Years of Credited Service
  Highest Average    ----------------------------------------------------------
   Earnings Over
3 Consecutive Years  10 Years  20 Years  30 Years  35 Years  40 Years  45 Years
- -------------------  --------  --------  --------  --------  --------  --------

     $200,000          28,474   56,948    85,423    99,660   114,660   129,660
      250,000          35,974   71,948   107,923   125,910   144,660   163,410
      300,000          43,474   86,948   130,423   152,160   174,660   197,160
      350,000          50,974  101,948   152,923   178,410   204,660   230,910
      400,000          58,474  116,948   175,423   204,660   234,660   264,660
      450,000          65,974  131,948   197,923   230,910   264,660   298,410
      500,000          73,474  146,948   220,423   257,160   294,660   332,160
      550,000          80,974  161,948   242,923   283,410   324,660   365,910
      600,000          88,474  176,948   265,423   309,660   354,660   399,660
      650,000          95,974  191,948   287,923   335,910   384,660   433,410

     The maximum number of years of credited service under the Retirement Plan is capped at 35 years except for employees hired prior to January 1, 1970.

     Under the Company's Retirement Plan, which is a non-contributory, qualified, defined benefit plan, the Company makes actuarially determined annual contributions on behalf of substantially all of its United States employees who have completed at least one year of service with the Company. As of December 31, 1993, Messrs. Roob, Workman, Belcher, Jr., Fritz and Vail had respectively 17, 43, 32, 38 and 11 years credited service under the Plan. The compensation covered by the Retirement Plan is that described under the "Salary" column of the Summary Compensation Table. Benefits shown in the Pension Plan Table are computed on the basis of a straight life annuity and are not subject to offset for Social Security. To the extent that an employee's retirement benefit as computed in accordance with the Plan exceeds maximum amounts permitted under the Internal Revenue Code of 1986, the difference will be paid by the Company under the Company's unfunded Excess Benefit Plan approved by the Board of Directors which provides a compensating non-qualified annual retirement supplement.

Canadian Subsidiary Plans

     The Company's Canadian subsidiary, Benjamin Moore & Co., Limited, maintains a non-contributory defined benefit pension plan which is qualified for tax purposes under the laws of Canada, as well as an excess benefit plan and a qualified profit sharing plan. The plans provide benefits to employees of the Canadian subsidiary similar to those provided by the Company's Retirement Plan and Excess Benefit Plan and Employees' Stock Ownership Benefit Plan, described above.



                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The following persons serve as members of the Executive and Finance Committee, which establishes the compensation of the Company's executives.

               Benjamin M. Belcher, Jr.*
               Charles H. Bergmann
               William J. Fritz*
               John C. Moore
               Richard Roob*
               Maurice C. Workman*

     *  Denotes Company officer/employee during 1993


     In 1993, the Company had transactions in the ordinary course of business with Palmer Display Associates in the amount of $252,746 for the purchase of point of sale promotional materials. In 1994, the Company anticipates making
similar purchases from them.   Mr. Bergmann (who is a Director of the Company)
is the President of Palmer Display Associates. The Company believes that the amounts paid by the Company for the goods and services purchased are reasonable and competitive with those prices offered by other vendors.

     The following officers and Directors of the Company were indebted to the Company in amounts greater than $60,000 since January 1, 1993 under full recourse promissory notes delivered in partial payment for the purchase of Common Stock under the Employees' Stock Purchase Plan approved by the shareholders of the Company. The highest amounts outstanding under such notes for such persons since January 1, 1993 were on January 1, 1993 and the amounts outstanding at March 1, 1994 were as follows:


                                        January 1, 1993   March 1, 1994
                                        ---------------   -------------

               Benjamin M. Belcher, Jr.     $124,571       $103,833
               Ward C. Belcher               153,369        123,603
               Richard H. Delventhal         116,634         95,933
               Yvan Dupuy                    120,748         88,446
               William J. Fritz               99,001         86,335
               John J. Oberle                 64,453         51,834
               John T. Rafferty              137,156        117,472
               Richard Roob                  153,369        123,603
               Charles C. Vail               111,343         86,335
               Maurice C. Workman            116,167         95,933

     The foregoing amounts represent the aggregate principal balances outstanding under interest bearing promissory notes and promissory notes without stated interest. The notes were given in connection with the purchase of the Company's Common Stock which generally occurred on (a) February 28, 1986, (b) July 22, 1988 and (c) January 1, 1991, respectively, at the then current fair value as determined in accordance with the terms of the Employees' Stock Purchase Plan approved by the shareholders of the Company. The promissory notes are secured by the shares to which they relate. Effective October 1, 1993, the stated interest rate on any outstanding interest bearing promissory notes was reduced to 5%. In addition, on and after January 1, 1991, all purchases under the Employees' Stock Purchase Plan under full recourse promissory notes have been without stated interest.

     Messrs. Ward C. Belcher, Michael C. Quaid and Richard Roob were also indebted to the Company's Canadian subsidiary, Benjamin Moore & Co., Limited, under full recourse promissory notes with an interest rate of 8.02%, given in connection with the purchase of Common Shares of the Canadian subsidiary on June 17, 1988 by each of such persons under similar circumstances. Effective January 1, 1993, the stated interest rate on these notes was reduced to 6%.
The amount outstanding under each of such notes for each such officer and Director at March 1, 1994 was $11,411 ($15,414 Canadian) and the highest amount outstanding under such notes for each of such persons since January 1, 1993 was
$14,490 ($19,573 Canadian).   Mr. Yvan Dupuy was also indebted to Benjamin
Moore & Co., Limited under a full recourse promissory note without stated interest given in connection with the purchase of Common Shares of Benjamin Moore & Co., Limited on February 3, 1992. The amount outstanding on March 1, 1994 in the case of Mr. Dupuy was $36,139 ($48,817 Canadian) and the highest amount outstanding under such note since January 1, 1993 was $41,332 ($55,831 Canadian).

                        REPORT ON EXECUTIVE COMPENSATION

     The executive compensation program of the Company is administered by the Executive and Finance Committee of the Board of Directors except that the Stock Option Plan is administered by the Stock Option Plan Committee. The Executive and Finance Committee is composed of Benjamin M. Belcher, Jr., William J. Fritz, Richard Roob and Maurice C. Workman, four employee Directors who are executive officers of the Company appearing in the Summary Compensation Table, and Charles H. Bergmann and John C. Moore who are independent, non-employee Directors who are substantial beneficial owners of shares of Common Stock. The Stock Option Plan Committee consists of Charles H. Bergmann, John C. Moore, Michael C. Quaid and Sara B. Wardell, none of which Directors are eligible to receive grants under that Plan.

Base Salary

     The Company has a philosophy that compensation should provide a level of base compensation which allows the Company to attract, retain and reward superior talent. As a general matter, the Company carefully reviews the
performance of employees in determining annual compensation increases.   This
performance evaluation is normally made by the various levels of management. With respect to management level employees whose compensation is less than $100,000 per year, any compensation increase is approved by the Chairman of the Board and the President. All compensation increases of management level employees whose compensation will exceed $100,000 are approved by the Executive and Finance Committee. Increases for the four employee Directors who are members of this Committee are determined by the two independent, non-employee Directors.

     It is intended that all future compensation decisions, including those for the Principal Executive Officers, will take into account individual services rendered, level and scope of responsibility, experience, an evaluation of overall Company performance, the need for motivation and retention of executives of outstanding abilities, internal equity, and the requirement to be competitive. This includes recognition of the continuing need for cost of living adjustments. The stability of the Company's earnings in the recent recession years and under the conditions of modest economic recovery in 1993 have been favorable. For the year beginning January 1, 1994, however, the Executive and Finance Committee determined that all employees, including the Principal Executive Officers and the other individuals appearing in the Summary Compensation Table, should receive a base salary increase of approximately 3.25% by way of a modest adjustment to reflect modest Company profit performance in 1993.

Annual Incentives

     An annual incentive program was adopted by the Company effective January 1, 1993. It is intended to create a positive link between increased value to shareholders and annual incentive compensation. Incentive payments under the profit sharing portion of the program are available to all employees. The incentive payment is based solely on the achievement of specified levels of increase in net profits of the Company, with a threshold level below which no incentive payment is paid. The Executive and Finance Committee has determined that the incentive opportunities correspond with the performance required to achieve increasing levels of net income. Target incentive opportunities are not established for each individual. Rather, incentive opportunities, as an increasing percentage of base salary directly related to the level of increase of net income, are the same for all employees of the Company. This profit sharing opportunity is designed to foster a team based approach.

     In addition, approximately 70 employees participate in a management bonus feature and approximately 30 employees, including those executive officers named in the Summary Compensation Table, participate in a management incentive feature. Both the management bonus and the management incentive are based upon the same levels of increase in net profits of the Company. However, these features enable the participants to receive an additional incentive payment.

     Since an increase in net profits is used to determine the amount of the annual incentive, the program is positively correlated with the performance of the Company. No one received any incentive payment for 1993 since the target threshold level was not exceeded.

Long- Term Incentives

     The Company's long-term compensation philosophy is that long-term incentives should be related to increases in long-term shareholder value so as to create a mutuality of interest among the Company, employees and shareholders. To further this objective the Company has awarded stock options and provides for stock purchases. It also maintains an Employees' Stock Ownership Benefit Plan.

Stock Options

     Stock options encourage and reward efforts that result in corporate financial success over the long-term as measured by stock price appreciation. The Stock Option Plan of the Company was approved by the shareholders on April 15, 1993. Grants were made under this Plan on August 10, 1993 to 1,241 eligible employees. Position responsibility, job performance and salary level were principal factors considered by the Stock Option Plan Committee in determining the size of such grants. A stock option grant level of 10,000 shares was established for the Principal Executive Officers by relating the total option price to approximately one and one-half times current salary. There have been no other grants under the Plan. For a summary of the Plan and the grants, see the discussion below under the heading, "Proposal No. 3, Approval of Amendments of the Company Bylaws".

Stock Purchases

     An Employees' Stock Purchase Plan was approved by the shareholders of the Company on April 20, 1978. This was a continuation of the original plan established in 1937. It permits the purchase by employees and Directors of shares of Common Stock at the full fair value current at the time of purchase. It is believed that stock ownership ensures a direct tie between the interests of employees and shareholders. For a summary of the indebtedness to the Company under this Plan of officers and Directors of the Company who are employees, see the discussion above under the heading, "Compensation Committee Interlocks and Insider Participation". The Company currently plans to make an offer on or about March 29, 1994 to approximately 1,200 employees, including the executive officers named in the Summary Compensation Table, under the Employees' Stock Purchase Plan.


Employees' Stock Ownership Benefit Plan

     The Company maintains an Employees' Stock Ownership Benefit Plan which is a qualified plan and covers substantially all of its United States employees. Under the terms of this Plan, the Board of Directors of the Company is authorized to make contributions from time to time out of the profits or retained earnings of the Company to the Plan Trust fund; such contributions to be in an amount and in the form of cash or shares of Common Stock of the Company as determined by the Board of Directors in its sole discretion. Contributions, which are deductible expenses for income tax purposes, are allocated annually to the participants in the Plan in the ratio that the eligible compensation of each bears to the aggregate eligible compensation of all such participants. In 1993 the Company contributed to the Plan Trust fund an amount necessary to make the loan payment due on a loan made on June 30, 1989, which was used to purchase shares for the Employees' Stock Ownership Plan.

Policy Regarding Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code, which was recently enacted, generally limits the corporate deduction to one million dollars for compensation paid to an employee who on the last day of fiscal years beginning on or after January 1, 1994 is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer, except for qualified performance-based compensation. Options granted under the Company's Stock Option Plan currently qualify as performance-based compensation
under proposed regulations issued by the Internal Revenue Service.   The
Executive and Finance Committee and the Stock Option Plan Committee intend to take such action as they deem appropriate to preserve the tax deductibility of compensation paid by the Company to the extent practicable.


                                  JOINT REPORT
                        EXECUTIVE AND FINANCE COMMITTEE

          Benjamin M. Belcher, Jr.   William J. Fritz       Richard Roob
          Charles H. Bergmann        John C. Moore          Maurice C. Workman


                          STOCK OPTION PLAN COMMITTEE

          Charles H. Bergmann           Michael C. Quaid
          John C. Moore                 Sara B. Wardell

                             OPTION GRANTS IN 1993

     The following table shows all individual grants of stock options under the Company's Stock Option Plan to the named executive officers of the Company during calendar year 1993, which was the Company's fiscal year. The options were granted on August 10, 1993 and become exercisable in three equal installments on each of the second, third and fourth anniversaries of the date of grant.

                                                                                  Potential
                           Number of  Percent of                              Realizable Value
                          Securities    Total                                 at Assumed Annual
                          Underlying   Options      Exercise                 Rates of Stock Price
                           Options    Granted to      or                       Appreciation for
                           Granted   Employees in  Base Price  Expiration   for Option Term (2)
 Name                        (#)      Fiscal Year  ($/Sh)(1)      Date          5%          10%
 ------------             ---------  ------------  ----------  ----------   ---------    ----------
 Richard Roob               10,000        4.2         73.26     8/10/2003    $461,500    $1,164,800
 Maurice C. Workman         10,000        4.2         73.26     8/10/2003     461,500     1,164,800
 Benjamin M. Belcher, Jr.    8,000        3.4         73.26     8/10/2003     369,200       931,840
 William J. Fritz            8,000        3.4         73.26     8/10/2003     369,200       931,840
 Charles C. Vail             6,000        2.5         73.26     8/10/2003     276,900       698,880

(1) The option exercise or base price per share is the fair value of a share of Common Stock based on the valuation determined by Management Planning, Inc., 101 Poor Farm Road, Princeton, New Jersey 08540, an independent consulting firm retained since April 1988 to calculate the current fair value of the Common Stock on a weekly basis.

(2) As required by the rules of the Securities and Exchange Commission "(SEC"), potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively. They are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The total of all stock options granted to employees, including executive officers, during 1993 covering 233,785 shares was less than 2.5% of total shares outstanding during the year. For this reason, the potential realizable value of such options for all optionees under the prescribed assumptions is less than 2.5% of the potential realizable value of all shareholders for the same period under the same assumptions.

                      AGGREGATED OPTION EXERCISES IN 1993
                           AND YEAR END OPTION VALUES

     The following table provides information concerning each option exercised during the last fiscal year of the Company, which is the calendar year, by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                          Number of
                                                          Securities
                                                          Underlying  Unexercised     Value of Unexercised
                          Shares                          Options at                  In-the-Money Options at
                          Acquired on     Value           Fiscal Year End (#)         Fiscal Year End ($) (1)
 Name                     Exercise (#)    Realized ($)    Exercisable/Unexercisable   Exercisable/Unexercisable
 -----------------------  --------------  --------------  -------------------------   -------------------------
 Richard Roob                       -0-             -0-            -0-/10,000                -0-/$116,400
 Maurice C. Workman                 -0-             -0-            -0-/10,000                -0-/$116,400
 Benjamin M. Belcher,               -0-             -0-            -0-/8,000                 -0-/$93,120
 Jr.
 William J. Fritz                   -0-             -0-            -0-/8,000                 -0-/$93,120
 Charles C. Vail                    -0-             -0-            -0-/6,000                 -0-/$69,840



                                       15


(1) Values stated are based on the option exercise or base price per share of $73.26 and the fair value of a share of Common Stock on December 31, 1993 of $84.90 per share, as determined by Management Planning, Inc., 101 Poor Farm Road, Princeton, New Jersey 08540, an independent consulting firm retained since April 1988 to calculate the current fair value of the Common Stock on a weekly basis.


                               PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total shareholder return on the Common Stock with the cumulative total return of (i) the Standard & Poor's 500 Stock Index which is a broad based widely used index useful for comparison purposes and (ii) a Peer Group of five publicly traded companies in the coatings business. The Peer Group of companies are Lilly Industries, Inc., Pratt & Lambert, Inc., RPM, Inc., The Sherwin-Williams Company and The Valspar Corporation. All returns assume dividend reinvestment and are weighted on the basis of market capitalization at the beginning of each year of measurement.


                              [Performance Graph]



                              CERTAIN TRANSACTIONS

     See the discussion above under the caption "Compensation Committee Interlocks and Insider Participation".


                                 PROPOSAL NO. 2
                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION

     On February 8, 1994, the Board of Directors of the Company approved, subject to adoption by shareholders, an amendment of the Certificate of Incorporation of the Company as restated and amended (the "Certificate of Incorporation") to increase the authorized Common Stock by an additional 20,000,000 shares of Common Stock, having a par value of Ten Dollars ($10) per share. As of the Record Date, there are 20,000,000 shares of Common Stock, par value Ten Dollars ($10) per share, authorized, of which 9,640,468 are issued and outstanding and 3,523,844 shares are held as treasury stock. After the amendment to the Certificate of Incorporation, the Company would have an aggregate of 26,601,903 shares of Common Stock which are unissued and not reserved for issuance.

     The Board of Directors believes that the increased authorization of Common Stock is advisable in order to make Common Stock available, as needed, for use for stock dividends, stock splits, employee benefit plans, rights offerings, a dividend reinvestment plan and other lawful corporate purposes. The Company has no present arrangements, commitments, plans or intentions with respect to the sale or issuance of any additional Common Stock except that the Company has reserved an aggregate of 1,090,035 shares for issuance under its Employees' Stock Purchase Plan, and an aggregate of 400,000 shares of Common Stock for issuance under its Stock Option Plan. However, the Board of Directors does consider the subject of future stock dividends or stock splits from time to time. A 100% stock dividend was last declared in 1990 in the form of a two-for-one stock split. The Board of Directors determined at that time that the stock dividend reflected a capital structure for the Company which was more appropriate and suitable for the size and scope of its operations. In addition, the Board believed that the stock dividend would result in a more desirable price range for the Company's Common Stock. If the proposed amendment is authorized, the additional Common Stock would be available for issuance in the Board's discretion without the accompanying delay and expense involved in further action by shareholders, except as required by applicable laws or regulations.

     Action, if taken, with respect to a future stock dividend or stock split will not change any of the terms of the Common Stock nor will it effect any change in the percentage ownership of outstanding shares of Common Stock of any shareholder and there would be no change in shareholders' equity attributable to such shares. However, in the event of such a stock dividend, there would be an increase in the stated capital of Common Stock in an amount equal to the aggregate par value of the additional shares distributed and a reduction in the retained earnings by the same amount on the Company's balance sheet. Although the aforesaid amount transferred to stated capital from retained earnings would, as a legal matter, not be available for payment of dividends, the Board of Directors believes, on the basis of the Company's historical policy of paying dividends from current earnings, that a stock dividend would not adversely affect the Company's ability to pay cash dividends on a similar basis in the future. In the event of a stock split there would be no increase in stated capital since the par value would be adjusted to provide for the increased shares.

     The additional authorized Common Stock could also conceivably be issued to make any attempt to acquire control of the Company more difficult. For example, additional Common Stock could be sold in private placement transactions to persons, groups or entities who are considered by the Board to support the Board and to be opposed to a takeover bid, or under other circumstances that could make more difficult, and thereby discourage, attempts to acquire control of the Company. The additional shares authorized by the amendment would augment the Board's ability to issue existing authorized but unissued shares, treasury shares and up to 500,000 authorized but unissued shares of Preferred Stock in one or more series (with such rights, preferences and limitations as the Board may determine) for such a purpose. Issuance of additional shares on other than a pro rata basis to all shareholders could have the effect of diluting the ownership interest and voting power of existing shareholders and, depending on the consideration for which the shares were issued, could dilute earnings per share.

     Except for employee benefit plans and the present intention to continue to review the subject of declaring a stock dividend or stock split, the Company is not now a party to any contract, arrangement or understanding relative to the issuance or sale of any shares of Common Stock for a particular purpose.

     Each additional share of Common Stock authorized by the proposed amendment will have the same rights and privileges as each share of Common Stock currently authorized or outstanding. With such exceptions as may exist under the laws of the State of New Jersey (such as the issuance of shares under employee benefit plans), the holders of Common Stock have the pre-emptive right to subscribe for and purchase any new or additional issue of shares of the Company's Common Stock, or of securities convertible into, or representing the right to purchase, shares of its Common Stock.

     To accomplish the proposed change in the number of authorized shares of Common Stock, it is proposed that the first sentence of Article THIRD of the Certificate of Incorporation of the Company be amended to read as follows:

          "The aggregate number of shares which the Corporation shall have authority to issue is 40,500,000 shares, consisting of 40,000,000 shares of Common Stock, par value ten dollars ($10) per share, and 500,000 shares of Preferred Stock, par value ten dollars ($10) per share."

     No financial statements are furnished in connection with this proposal inasmuch as they are not deemed material to the exercise of prudent judgment with respect thereto.

     The vote required for the adoption of the amendment will be the affirmative vote of 66 2/3% of the outstanding shares of Common Stock of the Company entitled to vote thereon.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.
                                             ---


                                 PROPOSAL NO. 3

                  APPROVAL OF AMENDMENTS OF THE COMPANY BYLAWS

     On August 10, 1993, the Board of Directors of the Company adopted an amendment to the Company's Bylaws to provide that the Company's Chairman ("Chairman") and President ("President") are not required to be members of the committee (the "Committee") of the Board that administers the Benjamin Moore & Co. Stock Option Plan (the "Plan") and similar plans. On February 8, 1994, the Board further amended the Bylaws to specify that the Chairman and President need not be members of any committee established with respect to any plan, practice or arrangement under which options, stock or similar awards or compensation of any kind may be granted, and adopted a conforming amendment. The amendments to the Bylaws are subject to approval by the holders of at least 66 2/3% of the outstanding shares of Common Stock of the Company entitled to vote thereon. The shareholders are being asked to approve the amendments to the Bylaws and to ratify all actions taken by the Committee prior to their approval of the amendments.

     The Plan provides that each member of the Committee will be a "disinterested person" within the meaning of Rule 16b-3 promulgated under
Section 16(b) of the Securities Exchange Act of 1934. The Company believes that the Chairman and President may not be "disinterested persons" within the meaning of Rule 16b-3. Therefore, the Chairman and President could not serve on the Committee or any other committee established for the purpose of administering any plan which was intended to satisfy the requirements of Rule 16b-3.

     As a result, it was necessary to amend the Company's Bylaws in order to permit the Board to establish a committee of the Board which excluded the Chairman and President. Prior to amendment, the Company's Bylaws provided that the Board may establish a committee of the Board (in addition to the Executive and Finance Committee) consisting of at least three directors, but the Chairman and President were to be members of each such committee. On August 10, 1993, the Board amended the Bylaws to permit the establishment of a committee, of which the Chairman and President need not be members, for the purpose of administering any plan under which options, stock or similar awards could be granted. The Board then appointed a Stock Option Plan Committee (the "Committee") consisting of Charles H. Bergmann, John C. Moore, Michael C. Quaid and Sara B. Wardell, none of which Directors are eligible to receive grants under the Plan. The Board further amended the Bylaws on February 8, 1994 to permit the establishment of such a committee with respect to any plan, practice or arrangement relative to compensation of any kind. On that date the Board also amended the Bylaws to conform to these amendments by providing that the Executive and Finance Committee may exercise (formerly, shall exercise) all authority of the Board in the management of the Company.

     The Bylaws provide that they may be amended by an affirmative vote of at least 80% of the Directors then in office and the holders of at least 66 2/3% of the outstanding shares of Common Stock of the Company entitled to vote generally in the election of Directors.

     ARTICLE VIII, Other Committees, of the Bylaws as amended by unanimous action of the Board on August 10, 1993 and February 8, 1994, now reads as follows:

          The Board of Directors may by resolution adopted by a majority of the directors then in office, establish one or more committees, in addition to the Executive and Finance Committee, each such committee to consist of three or more directors. The chairman of the board and the president shall be members of each such committee provided, however, the chairman of the board and president need not be members of any committee which is established with respect to any plan, practice or arrangement under which options, stock, or similar awards or compensation of any kind may be granted.

     Section 2 of ARTICLE VII, Executive and Finance Committee, as amended by unanimous action of the Board on February 8, 1994, now reads as follows:

          Section 2. The Executive and Finance Committee shall have and may exercise all the authority of the Board of Directors in the management of the Corporation, except as otherwise provided by law.

     On August 10, 1993, the Committee granted options to purchase 233,785 shares of the Company's Common Stock, par value $10 per share, to 1,241 eligible employees under the Plan. Since August 10, 1993, the Committee has acted as administrator of the Plan but has taken no other actions with respect to the Plan or any plan, practice or arrangement under which options, stock, or similar awards or compensation of any kind may be granted.

     The principal provisions of the Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Plan, the entire text of which is incorporated herein by reference. A copy of the Plan is available without charge upon oral or written request from John T. Rafferty, Secretary and General Counsel, Benjamin Moore & Co., 51 Chestnut Ridge Road, Montvale, New Jersey 07645. His telephone number is (201) 573-9600. All defined terms used below have the meaning set forth in the Plan, unless otherwise indicated.

     The Plan was approved by the Company's shareholders on April 15, 1993.
The purpose of the Plan is to encourage and enable officers and key members of management to increase their share ownership in the Company commensurate with their accountability for and contribution to Company performance, and also to provide additional opportunities for share ownership to other employees with at least five years of service, so as to increase employee identification with the interests of the Company and its shareholders. Increased share ownership will provide additional incentive for Participants to achieve long-range performance goals.

     The Plan is administered by the Committee appointed by the Board consisting of at least two Directors of the Company who are not employees and who are "disinterested persons" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934. If Proposal No. 3 to amend the Bylaws is not approved, the Company expects to amend the Plan to permit the Chairman and President to serve on the Committee whether or not they are disinterested persons. The Committee has full and final authority, in its discretion, to select the eligible Participants in the Plan, to determine the number of shares subject to each Option granted under the Plan and to establish the terms and conditions of each grant.

     The Plan provides for the granting of Options to purchase Common Stock of the Company. Each such Option will be an option which is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986.

     The Committee will determine the number of shares that will be subject to Options granted to each such Participant. Each Option will be granted at a per share exercise price equal to the Fair Value of a share of Company Common Stock on the date of grant. Each Option will expire ten years after the date of the grant. No Option may be exercised for a period of two years following the grant, after which each Option will become exercisable at such times and pursuant to such conditions as the Committee may establish. For Options granted August 10, 1993, 33 1/3% become exercisable on each of August 10, 1995, August 10, 1996 and August 10, 1997. Options granted on August 10, 1993, to the extent then exercisable, will continue to be exercisable for a period of 90 days (but not beyond the stated expiration of the Option) after the termination of a Participant's employment (other than for misconduct). The 90-day period is extended to six months in the case of a termination of employment by reason of a Participant's death or retirement, and in the case of a termination by reason of disability, the Options will continue to be exercisable as if employment had not terminated. In the case of a termination of employment by reason of death or retirement, all Options will become immediately exercisable. An Option will automatically terminate upon a Participant's termination of employment for misconduct.

     Payment for stock purchased on the exercise of an Option must be made in full at the time the Option is exercised. To assist Participants in exercising their Options, the Company may make loans available to Participants up to a maximum of one-half of the total exercise price of Options exercised by the Participant in any calendar year. The term of the loan may be up to ten years, except in cases of exercise after disability or retirement of the Participant, in which case the term of the loan may be no more than five years. No loan will be made to a Participant after termination of employment for any reason other than disability or retirement.

     The maximum number of shares of Company Common Stock which may be the subject of Options granted pursuant to the Plan is 400,000 shares. However, in the event of a Change in Capitalization, the Committee may adjust the maximum number and class of shares available for Option grants, the number and class of shares which are subject to outstanding Options and the exercise price of outstanding Options. If an Option expires, terminates or is surrendered without having been fully exercised, the unpurchased or forfeited shares of Common Stock subject to Option will again become available for the purpose of the Plan.

     Participants wishing to sell, transfer or otherwise dispose of shares of Common Stock acquired through the Plan must offer such shares to the Company for repurchase at the then current Fair Value.

     The Board may amend or terminate the Plan at any time. The Board may not amend the Plan without shareholder approval if such amendment will increase the number of shares, or change the minimum Option price, of Common Stock which may be the subject of Options granted under the Plan. Subject to prior termination by the Board, the Plan shall terminate on April 15, 2003.

     Under present Federal tax regulations, there will be no Federal income tax consequences to either the Company or the Participant upon the grant of an Option. The Participant will realize ordinary income upon the exercise of an Option in an amount equal to the excess of the Fair Value of the acquired Common Stock on the date of exercise over the option price. The Participant's tax basis in shares acquired upon exercise of an Option will be the fair market value of the shares on the date income is recognized, and the Participant's holding period will commence just after that date. If it complies with applicable withholding requirements, the Company will be entitled to a business expense deduction in the same amount and at the same time as the Participant recognizes ordinary income. The gain or loss, if any, realized upon the Participant's subsequent disposition of such Common Stock will constitute short or long-term capital gain or loss, depending on the Participant's holding period.

     Options in respect of the following number of shares were granted on August 10, 1993 to the individuals or groups listed below.


                               New Plan Benefits
                     Benjamin Moore & Co. Stock Option Plan

                                              Number of Shares
Name and Position                            Subject to Options
- -----------------                            ------------------

Richard Roob                                       10,000
Chairman of the Board
Principal Executive Officer
Nominee for Election as Director

Maurice C. Workman                                 10,000
President
Principal Executive Officer
Nominee for Election as Director

Benjamin M. Belcher, Jr.                            8,000
Executive Vice President

William J. Fritz                                    8,000
Vice President-Finance and Treasurer

Charles C. Vail                                     6,000
Vice President-Human Resources

Executive Group (10 persons, including the above
  5 persons)                                       64,500

Non-Executive Director Group                          -0-

Frank W. Burr                                         -0-
Nominee for Election as Director

Ralph W. Lettieri                                     -0-
Nominee for Election as Director

Lee C. McAlister                                      -0-
Nominee for Election as Director

Gerald W. Moore                                       -0-
Nominee for Election as Director

John C. Moore, Jr.                                    -0-
Nominee for Election as Director

Ward C. Belcher                                     6,000
Nominee for Election as Director
Associate of Benjamin M. Belcher, Jr.

Sara B. Wardell                                       -0-
Associate of Benjamin M. Belcher, Jr.

All Employees, including Non-Executive            169,285
Officers, as a Group

     The exercise price of all Options granted August 10, 1993 is $73.26 per share.

     With respect to grants of Options other than those made August 10, 1993, the Committee has not made any determination as to any grants of Options. The Committee intends to review the current compensation and incentives provided to eligible employees from time to time and determine the appropriateness of awards thereunder in connection with such periodic reviews. The fair market value of a share of Common Stock as of March 1, 1994 was $90.60.

     If approved, the proposal to amend the Bylaws and ratify all actions of the Committee would be effective as of August 10, 1993. If the proposal is not approved, the Chairman and President will be included on the Committee, and the Plan will be amended accordingly. In that event, since the Company believes that the Chairman and President may not at all times be "disinterested persons", certain options granted under the Plan may not be eligible for the exemption provided under Rule 16b-3.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO
                                              ---
THE BYLAWS AND RATIFICATION OF ALL ACTIONS TAKEN TO DATE BY THE COMMITTEE FOR THE BENJAMIN MOORE & CO. STOCK OPTION PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors of the Company, acting upon the recommendation of the Audit Committee, has selected Deloitte & Touche as the independent public accountants for the Company in 1994. Deloitte & Touche and its predecessors, Deloitte Haskins & Sells and Haskins & Sells, have acted in such capacity since 1957. A representative of Deloitte & Touche is expected to be present at the Meeting. The representative will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                                 MISCELLANEOUS

Shareholder Proposal Date

     Any shareholder proposal intended to be presented at the 1995 Annual Meeting of Shareholders must be received by the Company, directed to the attention of the Secretary, at its principal executive offices at 51 Chestnut Ridge Road, Montvale, New Jersey 07645 not later than November 22, 1994 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 1995 Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based on review of the copies of such forms furnished to the Company, the Company believes that during the year 1993 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

                        AVAILABILITY OF FORM 10-K REPORT

     Upon written request, the Company will furnish, without charge, a copy of its Form 10-K Annual Report for 1993, as filed with the Securities and Exchange Commission, to any person who, as of the close of business on March 1, 1994, either held shares of the Company in his or her own name or was the beneficial owner of shares held in the name of another person. Such shareholders must make such requests to the Secretary, Benjamin Moore & Co., 51 Chestnut Ridge Road, Montvale, New Jersey 07645. Owners of shares held in the name of another person must include in their requests a representation that they were beneficial owners of shares of Benjamin Moore & Co. as of the close of business on March 1, 1994.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                              John T. Rafferty
                                                   Secretary

Dated:  March 22, 1994

                  Benjamin Moore & Co. -- Voting Instructions
                   51 Chestnut Ridge Road, Montvale, NJ 07645
       _________________________________________________________________

                    EMPLOYEES' STOCK OWNERSHIP BENEFIT PLAN

    These Instructions Are Solicited by the Administrative Committee and the Trustees of the Benjamin Moore & Co. Employees' Stock Ownership Benefit Plan

Pursuant to Article 9, Section 9.01 of the Benjamin Moore & Co. Employees' Stock Ownership Benefit Plan (the "Plan"), the undersigned hereby instructs the Administrative Committee and the Trustees of the Plan, and each or any of them, to vote as designated below, all shares of Common Stock of Benjamin Moore & Co. held in the account of the undersigned under the Plan as of the close of business on March 1, 1994, at the Annual Meeting of Shareholders to be held on April 21, 1994, or any adjournment thereof.

These Instructions when properly executed will be followed in the manner directed. If no instructions are given on this form or if the form is not returned, all shares of Common Stock held in your account under the Plan will be voted in the election of Directors and on any other proposals before the meeting in the same proportion as shares for which instructions have been received from Participants in the Plan. If authority to vote for one or more nominees is withheld, the shares of Common Stock held in your account under the Plan will be voted only for the balance of such nominees, if any.

1.   Election of six (6) Class III Directors; one (1) Class II Director and one
     (1) Class I Director:

     FOR all nominees listed below [ ]       WITHHOLD AUTHORITY to vote for all
     (except as written below)               nominees listed below [ ]

    Ward C. Belcher     Ralph W. Lettieri   Lee C. McAlister  John C. Moore, Jr.
    Richard Roob        Maurice C. Workman  Frank W. Burr     Gerald W. Moore

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

_______________________________________________________________________________

2. To amend the Certificate of Incorporation of the Company so as to increase the number of authorized shares to 40,500,000 shares, consisting of 40,000,000 shares of Common Stock, par value Ten Dollars ($10) per share and 500,000 shares of Preferred Stock, par value ($10) per share, as recommended by the Board of Directors.

    [ ] FOR this proposal   [ ] AGAINST this proposal   [ ] ABSTAIN from voting

3. To amend the Bylaws of the Company relating to committees and to ratify committee actions, as recommended by the Board of Directors.

    [ ] FOR this proposal   [ ] AGAINST this proposal   [ ] ABSTAIN from voting

4. In their discretion, the Administrative Committee and the Trustees are authorized to vote upon such other business as may properly be brought before the meeting, or any adjournment thereof.

     PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY


     _________________________________________

     Dated:______________________________, 1994

     The signature should agree with the name imprinted to the left.

                              PRELIMINARY COPY
                              ----------------

                         Benjamin Moore & Co. -- Proxy

                   51 Chestnut Ridge Road, Montvale, NJ 07645
  ___________________________________________________________________________

          This Proxy Is Solicited On Behalf of the Board of Directors


The undersigned hereby appoints Benjamin M. Belcher, Jr., Richard Roob and Maurice C. Workman as proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held April 21, 1994. Each of the named proxies shall have the power to appoint a substitute proxy for himself. The proxies, or any one of them, shall have the power to vote: (i) only those shares of the Common Stock of Benjamin Moore & Co. held of record by the undersigned as of the close of business on March 1, 1994; (ii) at any adjournment of the meeting; and (iii) upon any subject which may properly be brought before the meeting. The proxies may vote upon all the matters described in the proxy statement furnished with this proxy, subject to any directions indicated below. If no directions are given, this proxy will be voted "FOR" the election of the nominees listed below, "FOR" the proposal to amend the Certificate of Incorporation and "FOR" the proposal to amend the Bylaws.

1.   Election of six (6) Class III Directors; one (1) Class II Director and one
     (1) Class I Director:

     FOR all nominees listed below [ ]       WITHHOLD AUTHORITY to vote for all
     (except as written below)               nominees listed below [ ]

    Ward C. Belcher     Ralph W. Lettieri   Lee C. McAlister  John C. Moore, Jr.
    Richard Roob        Maurice C. Workman  Frank W. Burr     Gerald W. Moore

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

_______________________________________________________________________________

2. To amend the Certificate of Incorporation of the Company so as to increase the number of authorized shares to 40,500,000 shares, consisting of 40,000,000 shares of Common Stock, par value Ten Dollars ($10) per share and 500,000 shares of Preferred Stock, par value ($10) per share, as recommended by the Board of Directors.

    [ ] FOR this proposal   [ ] AGAINST this proposal   [ ] ABSTAIN from voting

3. To amend the Bylaws of the Company relating to committees and to ratify committee actions, as recommended by the Board of Directors.

    [ ] FOR this proposal   [ ] AGAINST this proposal   [ ] ABSTAIN from voting

4. In their discretion, the Administrative Committee and the Trustees are authorized to vote upon such other business as may properly be brought before the meeting, or any adjournment thereof.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY

     __________________________________________

     __________________________________________

     __________________________________________

     Dated:  __________________________, 1994

The signature(s) should agree with the name(s) imprinted to the left. Custodians, Executors, Administrators, Trustees, Guardians, and Attorneys should so indicate when signing.

     Shares held on record date:_____________________

                                 PRELIMINARY COPY
                                -----------------